[***] Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

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WATER SHARING AGREEMENT

This Water Sharing Agreement ("**Agreement**") is made by and between Kansas Gas and Electric Company ("**KG&E**") and Element, LLC ("**Element**").

RECITALS

KG&E is the owner of certain real property in Sedgwick County, Kansas commonly known as 6001 North 151st Street West, Colwich, Kansas in addition to other certain real property, all of which is more particularly described on Exhibit A attached hereto and incorporated herein by this reference ("**KG&E's Property**").

Element is the owner of certain real property in Sedgwick County, Kansas commonly known as 523 East Union Avenue, Colwich, Kansas and more particularly described on Exhibit B attached hereto and incorporated herein by this reference ("**Element's Property**").

KG&E is the owner of [***] ("**KG&E's Water Right**").

Element is the owner of Water Right #31650 with a Priority Date of April 13 1978; rate of diversion of 145 gallons per minute; total quantity allowed per year of 317.077 acre feet; point of diversion and place of use located on Element's Property; and industrial beneficial use ("**Element's Water Right**").

Element intends to construct a new bio-refinery plant on Element's Property and Element's Water Right is insufficient to supply the water necessary to operate Element's plant.

KG&E has agreed to permit Element to obtain water under KG&E's Water Right pursuant to the terms of this Agreement.

WITNESSETH: That for and in consideration of the mutual promises, covenants and payments set forth in this Agreement, the parties agree to and with each other, as follows:

1. **Wells.** The parties acknowledge and agree that one or more wells will need to be drilled on Element's Property or KG&E's Property, or both, and pipes, as well as related equipment, will need to be installed to connect the well(s) to Element's plant. Element acknowledges and agrees that the number and location of the well(s) are subject to approval by the Kansas Department of Agriculture's Division of Water Resources ("**DWR**") and Equus Beds Groundwater Management District No. 2 (the "**GWMD**"). In addition, if any wells, pipes or equipment are to be located on KG&E's Property, the location(s) are also subject to KG&E's approval.

Element acknowledges and agrees that portions of KG&E's Property are leased to other parties. In the event that any wells, pipes or equipment are to be located on any portion of KG&E's Property which is leased to another party, Element acknowledges and agrees that its

rights and obligations under this Agreement are subject and subordinate to the terms of such lease.

In the event that any wells, pipes or equipment are to be located on KG&E's Property, KG&E shall grant an easement to Element granting access over, under, across and through KG&E's Property so that Element may access, maintain, repair and replace such wells, pipes or equipment and so that Element may install, access, maintain, repair and replace utility services and utility meters for such wells. The terms and provisions of the easement shall be agreed upon by KG&E and Element.

2. **Well Construction and Repair Obligations.** Element agrees, at its sole cost and expense, to install the wells, pipes and related equipment and infrastructure. Element shall also install flowmeters to measure all water pumped. All work by Element shall be done in a good and workmanlike manner and in accordance with all applicable laws, ordinances and building codes. Construction shall be substantially in accordance with plans approved by KG&E and KG&E reserves the right at all times to inspect such construction and completion.

Element agrees, at its sole cost and expense, to maintain and repair the wells, pipes and related equipment and to keep same in good condition and state of repair. Element's obligations shall include, but shall not be limited to, the obligation to replace such items when necessary and such replacement items shall be of comparable quality to those that they are replacing.

3. **Element's Obligations.**

A. **Compliance with all laws.** Element agrees that the wells, pipes and related equipment, as well as its use of KG&E's Water Right, shall comply with all requirements of all applicable laws, ordinances, orders and regulations of all federal, state, county and municipal authorities.

B. **Insurance.** Element shall keep in force a policy of commercial general liability insurance, which insurance will specifically include, without limitation, contractual liability coverage for the performance by Element of the indemnity agreements set forth in this Agreement, and in which the limits of coverage shall have a minimum limit of Five Million Dollars ($5,000,000.00) on account of bodily injuries to or death or property damage for each occurrence and naming KG&E as additional Insured.

All of Element's personal property of any kind or description whatsoever located on KG&E's Property shall be at Element's sole risk, and except for instances of negligence or willful misconduct by KG&E, its agents, employees or contractors, KG&E shall not be liable for any damage done to, or loss of, such personal property or for any indirect, consequential damages.

C. **Indemnity.** Element agrees to indemnify, defend and save harmless, KG&E and its members, partners, shareholders, officers, directors, contractors, agents and employees (collectively, the "**Indemnified Parties**") from and against any and all liability (statutory or otherwise) claims, damages, injury (including death) suits, demands, damages, judgments, costs, fines, penalties, interest and expenses (including, but not limited to, reasonable counsel fees and

disbursements incurred in any action or proceeding) to which the Indemnified Parties may actually be subject or suffer by reason of any liability or claim for any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with Element's use of KG&E's Water Right or KG&E's Property, or arising from any condition of KG&E's Property to the extent same arises from any act, omission or negligence of Element or any of Element's agents, contractors, servants, employees, subtenants, licensees or guests.

D. **Hazardous Materials.** Element shall not cause the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Materials (defined hereafter) on, under, or about KG&E's Property, or the transportation to or from KG&E's Property of any Hazardous Materials. "**Hazardous Materials**" means any substance whose use, manufacture, sale, or transportation is subject to any federal, state, or local environmental, safety, or health laws, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, and the Resource Conservation and Recovery Act.

Element shall indemnify, defend and hold the Indemnified Parties harmless from and against all liabilities, costs, damages and expenses which the Indemnified Parties may incur (including, without limitation, reasonable attorneys' fees and disbursements) as a result of the presence of Hazardous Materials introduced or installed to KG&E's Property by Element or Element's agents or which in the exercise of due diligence Element should have known would be or was caused by Element or Element's agents.

E. **Liens.** Element shall not permit any lien to be filed against KG&E's Property for labor, services or materials claimed to have been performed for or furnished to Element, its contractor(s) or any subcontractor(s). If any such lien be filed, Element shall discharge such lien or deposit and file an approved mechanic's lien bond within twenty (20) days. The amount of said mechanic's lien bond shall be in an amount to insure the payment and discharge of such lien, together with interest and penalties thereon. If Element fails to bond or discharge any such lien within such twenty (20) day period, KG&E may (but shall not be obligated to) bond or pay and discharge such lien without inquiring into the validity thereof, and Element shall, upon demand, reimburse KG&E for the amount so paid, including reasonable attorney's fees, regardless whether such lien be valid or not. For defaults of Element's obligations herein, Element shall be deemed to be in default of this Agreement. Nothing in this Agreement shall be construed as in any way constituting a consent or request by KG&E, expressed or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific or general improvement, alteration, or repair of or to KG&E's Property or to any buildings or improvements thereon, or to any part thereof.

F. **Utilities.** Element shall be solely responsible for and promptly pay all charges for gas and electricity used or consumed by its well(s) located on KG&E's Property. Element shall, at its sole cost and expense, pay for the cost of installing utility service and utility meters and any and all related costs and expenses for any of its well(s) located on KG&E's Property. Electricity

for Element's well(s) located on KG&E's Property and within Westar Energy, Inc.'s or its affiliate's (collectively referred to as "**Westar**") service territory shall be supplied by Westar; provided, however, Element shall be allowed to place generators on KG&E's Property and use such generators as an alternative source of electricity for the well(s) in the event of an electrical power outage.

A portion of the electricity for Element's plant shall be supplied by KG&E and the remainder shall be supplied by Element. Element shall not supply electricity to any property other than the plant located on Element's Property.

G. **Costs; late fees; interest.** Element shall pay or reimburse KG&E within thirty (30) days after receipt of an invoice for all costs, expenses, fees, assessments and charges related to Element's well(s) located on KG&E's Property and Element's use of KG&E's Water Right, including but not limited to assessments by the GWMD based on the volume of water used. If Element fails to pay KG&E any amount due within ten (10) days after the due date, such amount shall be subject to a late fee in the amount of fifteen percent (15%) of the past due amount. In addition, any amount due hereunder which is not paid within ten (10) days after the due date shall accrue interest at the rate of 12% per annum from the date due until the date such past due amount is paid in full.

H. **Water volume reports.** Element agrees to periodically read the flowmeters on all well(s) and maintain at Element's principal office, accurate records of the volume of water used from KG&E's Water Right. Element shall report the volume of water used to KG&E for time periods as specified by KG&E. KG&E shall have the right to read the flowmeters on all well(s) at any time and to inspect, examine and obtain copies of Element's records related to the water used from KG&E's Water Right.

I. **Water use restrictions.** Element shall use water from KG&E's Water Right only as follows: [***]

Under no circumstance shall (i) Element use water from KG&E's Water Right prior to October 1, 2018, (ii) Element be considered an owner of any portion of KG&E's Water Right, (iii) this Agreement be construed as KG&E's consent or agreement to divide KG&E's Water Right, or (iv) Element's consent or approval be required for any proceeding to change or alter KG&E's Water Right. Element shall not have any right or authority to change, alter or take any action regarding KG&E's Water Right and Element agrees that it will not use, or permit or suffer the use of KG&E's Water Right other than as permitted by this Agreement.

J. **Recording.** Element shall not record this Agreement.

K. **Reports.** Element shall cooperate and timely provide information as necessary for KG&E to comply with all federal, state, county and municipal authorities' reporting

requirements related to KG&E's Water Right. In addition, Element shall notify KG&E within twenty-four (24) hours after any event which triggers a reporting requirement to any authority related to KG&E's Water Right.

4. **Conditions Precedent.** The following requirements must be fulfilled before Element shall be allowed to use water from KG&E's Water Right:

A. **DWR confirmation.** KG&E shall receive confirmation from DWR, satisfactory to KG&E in its sole discretion, that this Agreement and the Change Application (defined below) shall not result in any change in the priority date, rate of diversion, total quantity allowed per year, beneficial use or consumptive use of KG&E's Water Right or otherwise negatively impact KG&E's Water Right in any manner.

B. **Change application approval.** DWR shall approve an Application for Approval to Change the Place of Use; the Point of Diversion or the Use Made of the Water Under an Existing Water Right (the "**Change Application**") filed by KG&E to change the place of use to include Element's Property and to change the point of diversion to include the new well(s) contemplated by this Agreement. Element shall pay all fees for the Change Application, assist KG&E in completing the Change Application and supply information as necessary to complete the Change Application.

C. **Quit claim deed.** Element shall execute and deliver to KG&E a quit claim deed in recordable form containing the legal descriptions of both Element's Property and KG&E's Property conveying any interest Element may have in KG&E's Water Right to KG&E.

5. **Termination.** In addition to KG&E's right to terminate this Agreement pursuant to Section 6. below, KG&E shall have the right to further restrict Element's use of KG&E's Water Right and shall have additional rights to terminate this Agreement as follows:

A. On and after the second anniversary of the date on which operations commence at Element's plant, KG&E shall have the right to terminate this Agreement at any time, in KG&E's sole discretion, by written notice to Element at least one (1) year prior to the termination date specified in the written notice; provided, however, the provisions in this Section 5.A. are not intended to guarantee that Element will have an uninterrupted supply of water from KG&E's Water Right for any period of time.

B. If, at any time, KG&E needs all of the water from KG&E's Water Right for its operations, KG&E shall have the right to require Element to temporarily cease using any water from KG&E's Water Right by written notice to Element (a "**Temporary Total Restriction**"). The Temporary Total Restriction shall remain in effect until KG&E notifies Element in writing that it has been rescinded.

If KG&E has not rescinded a Temporary Total Restriction within one (1) year after its implementation, then the terms in Section 5.A. above shall not apply and KG&E, in its sole discretion, shall have the right to terminate this Agreement at any time thereafter by written notice to Element.

C. If, at any time, KG&E's water usage for its operations increase above its prior use, KG&E shall have the right, by written notice to Element, to reduce the amounts specified in Section 3.I. and thus further restrict Element's use of KG&E's Water Right (a "**Temporary Partial Restriction**"). KG&E, in its sole discretion, shall determine the reduced amounts. The Temporary Partial Restriction shall remain in effect until KG&E notifies Element in writing that it has been rescinded.

If KG&E has not rescinded a Temporary Partial Restriction within one year after its implementation, then the parties shall execute an amendment to this Agreement to amend Section 3.I. to reflect the reduced amounts.

Each right listed above is cumulative and is in addition to every other right provided for in this Agreement or existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by KG&E of any one or more of the rights listed above, provided for in this Agreement or existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by KG&E of any or all other rights listed above, provided for in this Agreement or existing at law or in equity or by statute or otherwise.

Upon termination of this Agreement, Element shall cease using any water from KG&E's Water Right. If this Agreement is terminated: (i) Element shall plug all well(s) subject to this Agreement which are located on Element's Property within thirty (30) days after the termination date and shall provide documentation to KG&E confirming such well(s) have been plugged, and (ii) KG&E may elect to have any well(s) subject to this Agreement which are located on KG&E's Property plugged by written notice to Element within thirty (30) days after the termination date. In the event KG&E timely elects to have any well(s) plugged, then Element shall plug such well(s) at its sole cost and expense within thirty (30) days after receipt of notice from KG&E and shall provide documentation to KG&E confirming such well(s) have been plugged.

If any wells, pipes or related equipment are located on KG&E's Property, then upon termination of this Agreement, such items shall become the property of KG&E and Element shall execute a bill of sale conveying such items to KG&E free and clear of all liens, charges, and encumbrances.

6. **Default.** If Element fails to comply with this Agreement, Element shall be in default and if such default continues for more than five (5) business days following the date written notice specifying such default is delivered to Element from KG&E (unless such default cannot reasonably be cured within five (5) business days and in such case, Element shall have commenced to cure said default within said five (5) business days and thereafter continue diligently to pursue to completion the curing of same, but in no event to exceed fifteen (15) days after notice from KG&E to Element), KG&E shall have the right to terminate this Agreement by written notice to Element as well as pursue any remedy available at law or in equity as a result of such breach, including specifically, without limitation, the right to obtain injunctive relief. Each right and remedy provided for in this Agreement is cumulative and is in addition to every other right or remedy provided for in this Agreement or existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by KG&E of any one or more of the

rights or remedies provided for in this Agreement or existing at law or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by KG&E of any or all other rights or remedies provided for in this Agreement or existing at law or in equity or by statute or otherwise.

7. **Waiver; Severability.** No term or condition of this Agreement will be deemed to have been waived or amended unless expressed in writing, and the waiver of any condition or the breach of any term will not be a waiver of any subsequent breach of the same or any other term or condition. If for any reason any term or provision of this Agreement shall be declared void or unenforceable by any court of law or equity it shall only affect such particular term or provision of this Agreement and the balance of this Agreement shall remain in full force and effect and shall be binding upon the parties.

8. **Entire Agreement; Counterparts; Amendment.** This Agreement and any exhibits hereto constitutes the complete and final expression of the agreement of the parties relating to the subject matter hereof and supersedes all prior written or oral understandings relating to the subject matter hereof. Signatures to this Agreement may be accepted via electronic mail and signed in counterpart, on separate pages, which may then be assembled as the complete agreement of the parties. No modification, waiver, or amendment of this Agreement will be effective unless made in writing and signed by the parties.

9. **Notices.** All notices to KG&E and Element shall be delivered to the addresses given below or such other addresses as later designated. All notices required under this Agreement shall be made in writing and delivered either by (a) hand delivery, and considered delivered upon receipt, (b certified mail, and considered delivered upon signed receipt or refusal to accept notice, or (c) nationally-recognized overnight delivery service, and considered delivered the next business day after the notice is deposited with that service for delivery.

KG&E:
818 S. Kansas Avenue
Topeka, KS 66612
Attn: Senior Vice President Generation & Marketing

Element:
310 N. 1st
Colwich, KS 67030
Attn: General Counsel

10. **Assignment; Binding Effect; Headings.** Element shall not assign, or in any manner transfer this Agreement or any right or interest therein. Any transfer of this Agreement by Element by merger, consolidation, liquidation or otherwise by operation of law shall constitute an assignment for the purposes of this Agreement. This Agreement shall be binding on the successors and assigns respectively, of the parties, provided, however, that no assignment by, from, through, or under Element in violation of the provisions of this Agreement shall vest in the assigns any right, title, or interest whatsoever. This Agreement shall inure to the benefit of KG&E and its successors and assigns. The headings of paragraphs of this Agreement are for

convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or alter any of the provisions of this Agreement.

11. **Time Is of the Essence**. Time is of the essence of this Agreement.

12. **Survival.** The terms and provisions of Sections 3.C., 3.D., 3.E., 3.G., 5., 13., 14., and 15. shall survive termination of this Agreement.

13. **Costs and Attorneys' Fees**. If either party shall be required to employ an attorney to enforce or define the rights of such party hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs of suit.

14. **Governing Law; Jurisdiction and Venue.** This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Kansas. Exclusive jurisdiction for litigating any dispute under this Agreement lies in Kansas, and exclusive venue lies only in Sedgwick County, Kansas. Each party irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

15. **Jury Trial Waiver.** The parties waive trial by jury in any action, proceeding, or counterclaim brought by either party against the other on any matter arising out of or in any way connected with this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date on which the last party to this Agreement signs and dates the Agreement below (the "**Effective Date**").

KANSAS GAS AND ELECTRIC COMPANY	ELEMENT, LLC
By: [signature]	By: [signature]
Name: John Bridson	Name: Christopher Standlee
Title: Sr. VP, Generation & Marketing	Title: Secretary
Date: February 28, 2018	Date: Feb 23, 2018

EXHIBIT A

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EXHIBIT B

ELEMENT'S PROPERTY

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